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EXHIBIT 10.13

AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT is made and entered into as of March 11, 2005, by and between UbiquiTel Inc., a Delaware corporation (the "Company"), and James J. Volk, Chief Financial Officer of the Company ("Executive"), and amends an Employment Agreement between the parties entered into and effective as of November 19, 2003 ("Employment Agreement").

        The parties agree as follows:

        1.     Section 1.a.(2)(B) of the Employment Agreement is amended by adding the words ", and notwithstanding anything to the contrary in any Incentive Stock Option Agreement or Nonqualified Stock Option Agreement with the Company executed hereafter that grants incentive or nonqualified stock options to Executive," after the words "each as may be amended from time to time" and before the words "any unexercised portion of the Options". As amended, Section 1.a.(2)(B) will read as follows (amended language underscored):

          (B)  Notwithstanding anything to the contrary in Section 5 of Executive's Nonqualified Stock Option Agreement with the Company dated as of July 16, 2001, as amended, Nonqualified Stock Option Agreement with the Company dated as of May 2, 2002 and Nonqualified Stock Option Agreement with the Company dated as of August 7, 2003, each as may be amended from time to time, and notwithstanding anything to the contrary in any Incentive Stock Option Agreement or Nonqualified Stock Option Agreement with the Company executed hereafter that grants incentive or nonqualified stock options to Executive, any unexercised portion of the Options (as defined therein) shall automatically and without notice terminate and become null and void on the date that is the earlier of (I) three (3) years following the date on which Executive's employment with the Company or a successor-in-interest of the Company is terminated or (II) the date set forth in Section 5(f) of the applicable Stock Option Agreement.

        2.     In all other respects the parties reaffirm the Employment Agreement without change.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

UBIQUITEL INC.
By:
Its:	President and Chief Executive Officer
EXECUTIVE:
By:	James J. Volk

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  EXHIBIT 10.13
AMENDMENT TO EMPLOYMENT AGREEMENT